UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   December 10, 2012

CLEANTECH SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-34591	74-2235008
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District, Wuxi City
Jiangsu Province, People’s Republic of China

  (Address of Principal Executive Offices)

(86) 51083397559

  (Registrant’s Telephone number)

Copies to:
Asher S. Levitsky PC
Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, New York 10017
Phone: (212) 370-1300
Fax: (646) 895-7182
E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

On December 10, 2012, the board of director appointed Adam Wasserman as its chief financial officer, following the resignation on December 10, 2012 of Wanfen Xu.  Ms. Xu’s resignation did not result from any disagreement with the registrant on any matters relating to the registrant’s operations, policies or practices.

The compensation committee of the registrant’s board of directors approved an employment agreement with Mr. Wasserman pursuant to which he would serve as chief financial officer for a term commencing December 10, 2012 through March 31, 2014.  Pursuant to his employment agreement, Mr. Wasserman receives compensation at the annual rate of $52,000.  In addition, Mr. Wasserman was granted 19,603 shares of common stock pursuant to the registrant’s long-term incentive plan.  Mr. Wasserman does not devote his full time to the registrant’s business.

Mr. Wasserman has served as our vice president of financial reporting since 2008.  The vice president of financial reporting is not an executive officer of the registrant.  Mr. Wasserman is chief executive officer for CFO Oncall, Inc. and CFO Oncall Asia, Inc. (collectively “CFO Oncall”), in both of which he is the controlling stockholder. CFO Oncall provides chief financial officer services to various companies, and, prior to Mr. Wasserman’s appointment as chief financial officer, CFO Oncall was engaged by the registrant to provide the services of Mr. Wasserman as the registrant’s vice president of financial reporting.  Currently, Mr. Wasserman also serves as the chief financial officer of Oriental Dragon Corp, a position he has held since June 2010, Apps Genius Corp since January 2011, Yew Bio-Pharm Group, Inc. since September 2011, Universal Tech Corp since November 2012 and Staffing 360 Solutions, Inc. since  February 2012. Mr. Wasserman also served as chief financial officer for Gold Horse International, Inc. from July 2007 to September 2011, Transax International Limited from May 2005 to December 2011, and other companies all under the terms of consulting agreements with CFO Oncall. Mr. Wasserman holds a bachelor of science from the State University of New York at Albany. He is a member of The American Institute of Certified Public Accountants, is a director, treasurer and an executive board member of Gold Coast Venture Capital Association and has been a director of CD International Enterprises, Inc. since January 2010.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Employment Agreement dated December 10, 2012 between the Registrant and Adam Wasserman.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2012

By:	/s/ Jianhua Wu
Jianhua Wu
Chief Executive Officer

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